SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ DefinitiveAdditional Materials
☒ SolicitingMaterial Pursuant to Section 240.14a-11(c) or Section 240.14a-12

EL PASO CORPORATION

(Name of Registrant as Specified in Its Charter)

SELIM K. ZILKHA

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Media Relations	Investor Relations
Kekst & Company	Innisfree M&A Incorporated
437 Madison Avenue	501 Madison Avenue
19th Floor	20th Floor
New York, New York 10022	New York, New York 10022
Attn: Jon Morgan and Thomas M. Daly, Jr.	Attn: Alan M. Miller
Tel.: (212) 521-4800	Tel.: (212) 750-5833

FOR IMMEDIATE RELEASE

MAJOR SHAREHOLDER CALLS FOR NEW BOARD OF EL PASO

Urges Directors to Resign

Houston, TX—February 18, 2003—Today Selim K. Zilkha, one of the largest shareholders of El Paso Corporation (NYSE: EP), delivered the following to El Paso:

Board of Directors

El Paso Corporation

El Paso Building

1001 Louisiana Street

Houston, Texas 77002

Dear Directors:

As one of the largest stockholders of El Paso Corporation, I have watched with great dismay the disastrous decline in the value of El Paso’s securities, including the precipitous drop in its stock price and the series of debt ratings downgrades. Many stockholders are convinced that immediate action is needed to restore El Paso to its former greatness. I believe that the only way to achieve this vital goal is to effect a complete change in the board of directors of the company. Along with the company’s thousands of employees and stockholders who rely on El Paso, I can no longer watch passively as the value of the company continues to decline. Accordingly, I feel I have no choice but to deliver the attached notice of my intention to seek the support of my fellow stockholders to replace the board of directors of El Paso at its upcoming annual meeting.

The value of El Paso shares has fallen to its lowest point in a decade, including an all time low in the past week and a decline of 90% in the past year, and its debt has been downgraded to junk levels. I believe this drastic decline is the result of the ever increasing loss of confidence in the current board and management.

The recent announcement that William A. Wise intends to resign his positions with El Paso is woefully inadequate to address the many problems that plague El Paso. Throughout El Paso’s sharp decline in share value, the current board of directors has failed the stockholders miserably. The only way to correct the problems and meet the challenges that face El Paso is to replace the current board with directors who have the credibility and the solid experience in the energy industry necessary to maximize the value and productivity of El Paso’s employees and assets. I believe that I have assembled the right group to face these challenges. The individuals that I intend to nominate have the credibility, experience and expertise necessary to turn El Paso around and restore value to its stockholders.

As many of you know, I have long been a proponent of accountability and change at El Paso. I remain convinced that El Paso is capable of being a strong, growing enterprise. However, that turnaround can never happen under the current board and management.

I urge you, the directors, to consider your duty to the stockholders of the company and resign immediately and appoint the attached slate of directors.

They stand ready to serve.

Sincerely,

/s/ Selim K. Zilkha

Selim K. Zilkha

* * * * *

SELIM K. ZILKHA

1001 McKinney

Suite 1900

Houston, Texas 77002

February 18, 2003

El Paso Corporation

El Paso Building

1001 Louisiana Street

Houston, Texas 77002

Attention: Corporate Secretary

Re:	Notice of Business and Proposals to be Brought before the 2003 Annual Meeting of Stockholders

Dear Sir or Madam:

Pursuant to and in accordance with the requirements of Article II, Section 11 and Article III, Section 3 of the By-Laws of El Paso Corporation (the “Company”), the undersigned (the “Stockholder”) hereby furnishes notice of the Stockholder’s intention (i) to bring before the Company’s 2003 Annual Meeting of Stockholders, or any other meeting of stockholders held in lieu thereof (including any adjournments, postponements, reschedulings or continuations thereof, the “Annual Meeting”), the business and proposals described below and (ii) to nominate for election to the Company’s board of directors the persons named below.

Business and Proposals

The Stockholder intends to bring the following business and proposals before the Annual Meeting for consideration and action by the Company’s stockholders in the sequence indicated and before any other business is conducted:

Proposal 1.	To amend the Company’s By-Laws to fix the number of directors constituting the entire Board of Directors at nine, including by appropriate amendments to Article III, Section 1 of the Company’s By-Laws.

Proposal 2.	To elect each of the Nominees referred to below to the Company’s Board of Directors, in lieu of any persons who may be nominated by the Company’s incumbent Board of Directors or by any other person.

Proposal 3.	To amend the Company’s By-Laws to delete any requirements for advance notice to be provided by stockholders prior to nominating persons for election to the Company’s Board of Directors, including by appropriate amendment to Article III, Section 3 of the Company’s By-Laws.

Proposal 4.	To repeal each provision of or amendment to the Company’s By-Laws (other than the provisions and amendments added or effected pursuant to Proposals 1 and 3) adopted after the version of the By-Laws, purportedly as amended through November 7, 2002, filed by the Company with the Securities and Exchange Commission as Exhibit 3.B to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2002.

Proposal 5.	To require that action be taken at the Annual Meeting on proposals 1 to 4 above in the sequence indicated and before any other business is conducted.

Information in Support of Director Nominations

Annex I to this letter presents as to each person whom the Stockholder proposes to nominate for election as a director of the Company (the “Nominees”):

(a)	the name, age, business address and residence address of that person;

(b)	the principal occupation or employment of that person;

(c)	the class and number of shares of the Corporation that are beneficially owned by that person on the date of this letter; and

(d)	any other information required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

Each of the Nominees named in Annex I has consented to being named in the proxy statement to be used in the solicitation of proxies for the proposals described above and to serve as a director of the Company if elected pursuant to that solicitation.

If this notice shall be deemed for any reason by a court of competent jurisdiction to be ineffective with respect to the nomination of any individual Nominee at the Annual Meeting, or if any individual Nominee shall be unable to serve for any reason, the Stockholder reserves the right to select a replacement Nominee and this notice shall continue to be effective with respect to the remaining Nominees and as to any replacement Nominees selected by the Stockholder.

Information Regarding the Stockholder and Other Supporting Stockholders

The address of the Stockholder, as the Stockholder believes it appears on the Company’s books, is 750 Lausanne Road, Los Angeles, CA 90077. The Stockholder hereby represents that he is a holder of record of stock of the Company entitled to vote at the Annual Meeting and that he intends to appear in person or by proxy at the Annual Meeting to nominate the Nominees and to present the proposals set forth in this letter.

The Stockholder expects the proposals described above will be broadly supported. Another large beneficial owner known by the Stockholder to be supporting the election of Nominees and the other proposals described above is Oscar S. Wyatt, Jr. Mr. Wyatt’s address is 8 Greenway Plaza, Suite 930, Houston, Texas 77002.

The Stockholder is the beneficial owner of 8,909,195 shares1 of the Company’s common stock. Mr. Wyatt has advised the Stockholder that he is the beneficial owner of 4,678,057 shares2 of the Company’s common stock. Both the Stockholder and Mr. Wyatt hold certain of their shares of the Company’s common stock through the Depository Trust Company whose address is 55 Water Street, 50th Floor, New York, New York 10041.

The Stockholder and Mr. Wyatt have agreed to share the expenses of the solicitation to be made in favor of the proposals described above. The Stockholder and Mr. Wyatt further have agreed to seek reimbursement from the Company upon completion of the solicitation of all expenses incurred by them in connection with the nomination of the Nominees, the submission of the proposals described above and the related solicitation of proxies.

Purpose of Proposals

The purpose of the proposals described above is to replace the Company’s existing board of directors with a board that will strive to return the Company to its former stature and improve its value for stockholders and other stakeholders of the Company. The Stockholder’s interest in the proposals rests in recovering some or all of the loss in the value of his investment in the Company and to maximize the value of that investment.

The Stockholder reserves the right, consistent with the requirements of applicable law, to submit additional proposals, fewer proposals or different proposals at the Annual Meeting.

The Stockholder, in furnishing the notice described above, does not concede the validity or enforceability of the provisions of the Company’s By-Laws that purport to impose advance notice requirements or otherwise limit the right of any stockholder to present business for consideration at any meeting of the stockholders, and expressly reserves the right to change the validity, application and interpretation of any such provision.

Sincerely,

/s/    Selim K. Zilkha

Selim K. Zilkha

[1]	This number includes 4,195 shares which Mr. Zikha owns of record, 7,400,000 shares owned indirectly through the Selim K. Zilkha Trust and 1,500,000 shares owned indirectly through the Selim K. Zilkha 2002 Trust. This number also includes the rights of Mr. Zilkha to acquire (i) 3,000 shares at $42.125, which expires on October 25, 2009, and (ii) 2,000 shares at $43.75, which expires on April 28, 2010.
[2]	Includes 350,689 shares of the Company’s common stock held by Mr. Wyatt’s wife. Mr. Wyatt disclaims beneficial ownership of such shares.

Annex I

INFORMATION REGARDING THE NOMINEES

The following table sets forth for each nominee named below (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment and five-year business history of such person, including all directorships held in other public companies or mutual funds, and (iii) the number of shares of the Company’s stock (if any) beneficially owned by that person. Each person named below is a citizen of the United States of America.

Name, Age, Business Address and Residence Address

Present Principal Occupation or Employment (Including the Name, Principal Business and Address of Any Corporation or Other Organization in Which Such Employment Is Carried On and Whether Such Corporation or Organization Is a Parent, Subsidiary or Other Affiliate of the Company) and Business Experience During Last Five Years; Current Directorships

R. GERALD BENNETT Age: 60 Business Address: 11111 Wilcrest Green, Suite 300 Houston, TX 77042 Residence Address: 13310 Perthshire Houston, TX 77079

Since July 2000, Mr. Bennett has been the Chairman, President and CEO of Total Safety, Inc., the principal business of which is providing safety solutions to industrial and energy markets. From January 1999 to June 2000, Mr. Bennett was involved in the operations of G&S Bennett, Ltd., the principal business of which was investments, and of which he was the owner. From 1996 to December 1998, Mr. Bennett served as a Senior Vice President of Equitable Resources, Inc. and President of that company’s ERI Supply and Logistics Group, the principal business of which is natural gas distribution and production. Mr. Bennett is currently a director of TransTexas Gas Corporation. Mr. Bennett was asked to serve on the TransTexas board by a number of TransTexas’ senior bondholders and became a director after TransTexas filed for federal bankruptcy protection.

C. ROBERT BLACK Age: 67 Business and Residence Address: 116 Applehead Island P.O. Box 7907 Horseshoe Bay, TX 78657

Mr. Black retired from Texaco, Inc. after 41 years of service in May 1999. From January 1997 to January 1998, Mr. Black served as President of the Worldwide Exploration and Production division of Texaco, the principal business of which is oil and gas exploration and production. From January 1998 to May 1, 1999, he served as Senior Vice President in the office of Chairman of Texaco.

CHARLES H. BOWMAN Age: 67 Business and Residence Address: 13350 Hopes Creek Road College Station, TX 77845-9250

Mr. Bowman, Professor Emeritus at Texas A&M University, is currently retired. From July 1997 to November 2001 he served as Professor and Head of the Harold Vance Department of Petroleum Engineering at Texas A&M University. Prior to joining Texas A&M University, Mr. Bowman served as Chairman and Chief Executive Officer of BP America, Inc. from January 1994 to August 1996.

RONALD J. BURNS Age: 50 Business Address: 27890 North 100 Way Scottsdale, AZ 85262 Residence Address: 27890 North 100 Way Scottsdale, AZ 85262

Since 1997, Mr. Burns has been the Chairman of Burns Capital Partners LP, the principal business of which is private equity investments. From 1997 to 1998, Mr. Burns has also served as President and Chief Operating Officer of Entergy Corporation, which is an electric utility.

STEPHEN D. CHESEBRO’ Age: 61 Business Address: 1330 Post Oak Boulevard Suite 1600 Houston, TX 77056 Residence Address: 5405 Longmont Drive Houston, TX 77056

Since June 2001, Mr. Chesebro’ has served as the non-executive Chairman of the Board of Harvest Natural Resources, Inc., the principal business of which is international oil and gas exploration and production. Mr. Chesebro’ served as a director of Harvest Natural Resources, Inc. from October 2000 to June 2001. From January 1999 to September 1999, Mr. Chesebro’ served as a director, President and Chief Executive Officer of PennzEnergy, the principal business of which was oil and gas exploration and production. From February 1997 to December 1998, Mr. Chesebro’ served as a director, President and Chief Operating Officer of Pennzoil Company, the principal business of which was integrated oil, including exploration, production, refining, marketing and retail services. Prior to joining Pennzoil, Mr. Chesebro’ served 32 years with Tenneco, Inc., where he retired in 1996 as Chairman and Chief Executive Officer of Tenneco Energy.

TED EARL DAVIS Age: 63 Business and Residence Address: 55 Mott Lane Houston, TX 77024

Mr. Davis has been a consultant for the energy industry (self-employed) since July 2000. From 1997 to 2000, he served as the President, Exploration Production, for international operations of Conoco, Inc., the principal business of which is oil and gas exploration and production, in Africa, Mid-East and Asia-Pacific. He was also a corporate vice-president at E.I. DuPont De Nemours and Company, the principal business of which is high-performance materials and specialty chemicals, from 1986 to 1999, when E.I. DuPont De Nemours and Company was Conoco’s parent corporation. Mr. Davis is currently a director of Total Safety, Inc. and TransTexas Gas Corporation. Mr. Davis was asked to serve on the TransTexas board by a number of TransTexas’ senior bondholders and became a director after TransTexas filed for federal bankruptcy protection.

JOHN J. MURPHY Age: 71 Business Address: 5500 Preston Road Suite 210 Dallas, TX 75205 Residence Address: 4324 Bordeaux Dallas, TX 75205

Mr. Murphy is currently retired. From 1997 to 2000, Mr. Murphy served as a Managing Director of SMG Management L.L.C., a privately owned investment group. Mr. Murphy is currently a director of CARBO Ceramics Inc., W.R. Grace & Co. and ShawCor Ltd. Mr. Murphy also served as Chairman and Chief Executive Officer of Dresser Industries, Inc. from August 1983 to November 1995. He remained Chairman of the Board of Dresser until his retirement in November 1996.

JOHN V. SINGLETON Age: 84 Business Address: 314 N. Post Oak Lane Houston, TX 77024 Residence Address: The Post Oak at Woodway 99 North Post Oak Lane, Apt. 6102 Houston, TX 77024

Judge Singleton is a retired United States Federal District Judge. During his tenure, Judge Singleton served as the Chief Judge of the United States District Court for the Southern District of Texas and was elected to serve as the District Judge Representative from the Fifth Circuit to the Judicial Conference of the United States by all of his fellow Judges of the Fifth Circuit. In addition, all of the District Judge Representatives elected Judge Singleton to be their Chairman during his tenure at the Judicial Conference. Judge Singleton currently does arbitration and litigation counseling.

SELIM K. ZILKHA Age: 75 Business Address: 1001 McKinney Suite 1740 Houston, TX 77002 Residence Address: 750 Lausanne Road Los Angeles, CA 90077

Mr. Zilkha is a 50% owner of Zilkha Renewable Energy, LLC, the principal business of which is wind energy generation, located at 1001 McKinney, Suite 1740, Houston, TX 77002. Mr. Zilkha is also the owner of Tower Grove Vintners, Inc., the principal business of which is vineyards and winery, located at 453 Laetitia Vinyard Drive, Arroyo Grande, CA 93420. He was the majority owner of Zilkha Energy Company, L.L.C. for several years prior to that company’s acquisition by Sonat, Inc. Mr. Zilkha served as a director of El Paso Energy Corporation from November 1999 to February 2001, and as an advisory director from February 2001 to June 2002. From January 1998 to November 1999, Mr. Zilkha was a director of Sonat, Inc., an energy holding company whose subsidiaries operated in the oil and natural gas industries. He received $45,000 for his services as an advisory director from El Paso Corporation in 2002.

TRADING ACTIVITY OF THE NOMINEES

The following table contains a summary description of all purchases and sales of the common stock of El Paso effected within the past two years by the nominees named above:

Shares of El Paso Corporation

Nominee	Common Stock	Action	Date

I. Stephen D. Chesebro	346	Sell	7/27/01

II. Ted D. Davis	3,000	Buy	10/16/02
	2,000	Buy	10/16/02
	802	Buy	10/17/02
	1,800	Sell	12/02/02
	1,002	Sell	12//02/02

III. Selim K. Zilkha	3,000	Sell	3/27/01[1]
	2,500	Sell	9/24/01[1]
	250,000	Sell	9/26/01
	18,000	Sell	12/21/01[1]
	900	Sell	12/21/01[1]
	25,000	Sell	4/10/02
	50,000	Sell	6/5/02
	50,000	Sell	6/6/02
	50,000	Sell	6/7/02
	300,000	Sell	6/10/02
	357,500	Sell	6/10/02[1]
	50,000	Sell	6/11/02
	170,000	Sell	6/12/02
	50,000	Sell	6/17/02
	50,000	Sell	6/18/02
	50,000	Sell	6/19/02
	50,000	Sell	6/20/02
	50,000	Sell	6/21/02
	50,000	Sell	6/24/02
	50,000	Sell	6/25/02
	110,857	Sell	6/25/02[1]
	25,000	Sell	7/2/02
	50,000	Sell	7/3/02
	15,857	Sell	7/5/02
	19,143	Sell	7/5/02
	100,000	Sell	7/8/02
	100,000	Sell	7/9/02
	95,700	Sell	7/10/02
	125,000	Sell	7/17/02
	62,500	Sell	7/18/02
	75,000	Sell	7/22/02[2]
	37,500	Sell	7/23/02[2]
	242,777	Sell	8/5/02
	145,666	Sell	8/6/02[2]
	97,500	Sell	9/23/02
	52,500	Sell	9/26/02[2]

Nominee	Common Stock	Action	Date
	12,500	Sell	10/3/02
	6,700	Sell	10/4/02
	52,200	Sell	10/7/02
	3,300	Sell	10/7/02 [2]
	7,500	Sell	10/8/02 [2]
	3,300	Sell	10/9/02 [2]
	31,250	Sell	10/10/02
	31,400	Sell	10/10/02 [2]
	31,250	Sell	10/11/02
	31,250	Sell	10/14/02
	31,250	Sell	10/15/02
	31,250	Sell	10/16/02
	18,750	Sell	10/16/02 [2]
	31,250	Sell	10/17/02
	18,750	Sell	10/17/02 [2]
	18,750	Sell	10/17/02 [2]
	18,750	Sell	10/18/02 [2]
	18,750	Sell	10/21/02 [2]
	18,750	Sell	10/22/02 [2]
	39,000	Sell	10/28/02
	61,000	Sell	10/29/02
	50,000	Sell	10/30/02
	300	Sell	10/31/02
	60,000	Sell	11/1/02
	50,000	Sell	11/4/02
	50,000	Sell	11/5/02
	100,000	Sell	11/6/02
	50,000	Sell	11/7/02
	25,000	Sell	11/13/02
	75,000	Sell	11/14/02
	32,900	Sell	11/18/02
	50,000	Sell	1/14/03

[1]	Reflects gift of shares of El Paso common stock from Mr. Zilkha to charity.
[2]	Reflects sales of El Paso common stock by a charitable foundation formed by Mr. Zilkha.

BENEFICIAL OWNERSHIP OF THE NOMINEES

The following table contains a summary of the total number of shares of common stock of El Paso Corporation and shares of common stock of El Paso Energy Partners L.P.3 beneficially owned by the nominees named above.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock of El Paso Corporation	Selim K. Zilkha	8,909,195[4]	1.49%[5]
Common Stock of El Paso Corporation	Ted Earl Davis	3,000	*
Common Stock of El Paso Energy Partners, L.P.	John J. Murphy	10,000	*

Except as set forth in this Annex I or the notice to which this is attached, to the knowledge of the Stockholder, there is no other information relating to any nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

* * * * *

For more information stockholders can visit www.saveelpasonow.com.

Mr. Zilkha plans to file a proxy statement with the Securities and Exchange Commission relating to his solicitation of proxies from the stockholders of El Paso Corporation with respect to the 2003 annual meeting of stockholders.    Stockholders are urged to read this proxy statement when it becomes available, as it will contain important information. The proxy statement and other relevant documents will be available for free at the Securities and Exchange Commission’s web site at www.sec.gov. You may also obtain a free copy of the proxy statement, when it becomes available, and other relevant documents from the contact persons listed above.

Mr. Zilkha, Mr. Wyatt and the nominees listed above may be deemed participants in this solicitation. Information concerning these persons, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth above.

[3]	El Paso Corporation’s latest Form 10-K filed with the Securities and Exchange Commission on March 15, 2002, states that a “subsidiary in our Field Services segment serves as the general partner of El Paso Energy Partners and owns a one percent general partner interest and 26 percent of the partnership's common units.”

[4]	This number includes 4,195 shares which Mr. Zilkha owns of record, 7,400,000 shares owned indirectly through the Selim K. Zilkha Trust and 1,500,000 shares owned indirectly through the Selim K. Zilkha 2002 Trust. This number also includes the rights of Mr. Zilkha to acquire (i) 3,000 shares at $42.125, which expires on October 25, 2009, and (ii) 2,000 shares at $43.75, which expires on April 28, 2010.

[5]	Percentage ownership is calculated based on 596,968,891 shares of common stock of the Company, which the Company reported as outstanding in its latest Form 10-Q filed with the Securities and Exchange Commission on November 12, 2002.